UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. Three

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2004

RENTECH, INC.

(Exact Name of Registrant as specified in its Charter)

Colorado	0-19260	84-0957421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 17th Street, Suite 720 Denver, Colorado	80202-1557
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (303) 298-8008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

This Amendment No. Three on Form 8-K/A amends the Current Report on Form 8-K/A of this Company filed February 22, 2005. Effective March 1, 2005, Rentech, Inc. entered into an amendment to the stock purchase agreement dated December 10, 2004 between it and Royster-Clark, Inc. The amendment extended the date after which the agreement is subject to termination from March 1, 2005 to March 15, 2005. The amendment to the agreement is attached as Exhibit 10.1 and is incorporated in this Form 8-K/A by reference. The foregoing description of the amendment to the agreement is qualified in its entirety by reference to that exhibit. The stock purchase agreement with Royster-Clark, Inc. dated December 10, 2004 is incorporated by reference from Exhibit 10.1 to the Company’s Form 8-K filed December 16, 2004. Amendment No. One to the stock purchase agreement is incorporated by reference from Exhibit 10.1 to the Company’s Form 8-K/A filed January 27, 2005. Amendment No. Two to the stock purchase agreement is incorporated by reference from Exhibit 10.1 to the Company’s For 8-K/A filed February 22, 2005.

Item 7.01 Regulation FD Disclosure.

On March 1, 2005, Rentech issued a press release announcing its entry into an amendment of the stock purchase agreement with Royster-Clark, Inc. dated December 10, 2004. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description of Exhibit
10.1	Amendment No. Three effective as of March 1, 2005 to the Stock Purchase Agreement dated December 10, 2004 with Royster-Clark, Inc.
99.1	Press release by Rentech, Inc. dated March 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: March 2, 2005	By:	/s/ Ronald C. Butz
Ronald C. Butz
Vice President and Chief Operating Officer